                          AGREEMENT OF ACQUISITION

     AGREEMENT OF ACQUISITION ("Agreement") made this day of November 7, 2007 by and between Longdan Holding Incorporation, a  Nevada  corporation  (the "Company"), Longdan International Incorporation, a Nevis Incorporation.

     WHEREAS, Longdan Holding Incorporation ("Longdan" or the "Company") was incorporated on November 7, 2007 in Nevada USA, pursuant to the Nevada Revised Statutes.

     WHEREAS, Longdan International Inc (“Longdan International”) was incorporated on December 12, 2006 in Nevis Islands pursuant to the Nevis Business Corporation Ordinance 1984. Longdan International Inc has not conducted any substantive operations of its own, and conducts it’s primary business operations through its variable interest entity (“VIE”), Hubei Longdan Biological Medicine Technology Co., Ltd. (“Hubei Longdan”).

     NOW THEREFORE, as the parties agree as follows:

1. At the Effective Time of this Agreement, without any action by the holder thereof, all issued and outstanding shares of Longdan International Incorporation shall be deemed cancelled, and converted into and become fully paid and nonassessable shares of Longdan Holding Incorporation on the following basis:

    Each share of Series A Common Stock of Longdan International will be converted into one (1) share of Series A Common Stock of Longdan Holding Incorporation.

    Each share of Series B Common Stock of Longdan International will be converted into one (1) share of Series B Common Stock of Longdan Holding Incorporation.

    Each two and five hundred fifteenth ten thousandth (2.0515) shares of Series C Common Stock of Longdan International will be converted into one (1) share of Series C Common Stock of Longdan Holding Incorporation.

    In general, Longdan Holding Incorporation will issue Series A Common Stock 175,000 shares, Series B Common Stock 1,537,016 shares and Series C Common Stock 14,029,840 shares to acquire all outstanding shares of Longdan International Incorporation.

2. The Articles, Bylaws and any other similar document pertaining to the formation and or organization of Longdan International shall continue in force and will not be impaired or affected by the Acquisition. The corporate identity, existence, purposes, powers, rights and immunities of Longdan International Incorporation, including all agreements with its variable interest entity (“VIE”), Hubei Longdan Biological Medicine Technology Co., Ltd.,  shall be acquired into Longdan Holding and Longdan Holding shall be fully vested therewith.

3. The time at which the Agreement is signed shall be the "Effective Time" of the Acquisition.

4. The address of each party to this Agreement is:

             Longdan Holding Incoporation  (a Nevada Corporation)

             c/o Hubei Longdan Biological Medicine Technology Co., Ltd

             6 Floor #21, Jiangtian Building,

             No. 586 Wuluo Road, Wuchang District

             Wuhan, Hubei, China, 430070

             Longdan International Inc (a Nevis Corporation)

             c/o Hubei Longdan Biological Medicine Technology Co., Ltd

             6 Floor #21, Jiangtian Building,

             No. 586 Wuluo Road, Wuchang District

             Wuhan, Hubei, China, 430070

AGREED TO AND ACCEPTED:

                                    Longdan Holding Incoporation

                                        (a Nevada Corporation)

                                    By:   /s/ Zhilin Zhang

                                         -------------------------------

                                          Zhilin Zhang, Chairman of Board

                                      Longdan International Inc

                                        (a Nevis Corporation)

                                    By:   /s/ Zhilin Zhang

                                         -------------------------------

                                          Zhilin Zhang, Chairman of Board